EXHIBIT 11

Micron Electronics, Inc.
Computation of Per Share Earnings
(Amounts in thousands, except per share amounts)
(Unaudited)

                                        For the              For the nine
                                     quarter ended           months ended
                                   May 30,   June 1,      May 30,   June 1,
                                      1996      1995         1996      1995
- ---------------------------------------------------------------------------
PRIMARY

Weighted average shares
 outstanding                        91,590    88,521       91,480    85,469
Net effect of dilutive stock
 options                               887     1,148          958     1,112
                                  --------  --------     --------  --------
Number of shares used in per
 share calculation                  92,477    89,669       92,438    86,581
                                  ========  ========     ========  ========

Net income                        $ 14,075  $ 15,605     $ 18,134  $ 44,129
                                  ========  ========     ========  ========

Per share earnings                $   0.15  $   0.17     $   0.20  $   0.51
                                  ========  ========     ========  ========



FULLY DILUTED

Weighted average shares
 outstanding                        91,590    88,521       91,480    85,469
Net effect of dilutive stock
 options                             1,046     1,157          973     1,120
                                  --------  --------     --------  --------
Number of shares used in per
 share calculation                  92,636    89,678       92,453    86,589
                                  ========  ========     ========  ========

Net income                        $ 14,075  $ 15,605     $ 18,134  $ 44,129
                                  ========  ========     ========  ========

Per share earnings                $   0.15  $   0.17     $   0.20  $   0.51
                                  ========  ========     ========  ========